Hatteras Master Fund, L.P.
Exhibit to Question 77C on Form N-SAR

(a)   A Special Meeting of Partners was held on May 27, 2005.

(b)   Names of Directors elected at meeting:

David B. Perkins
H. Alexander Holmes
Steven E. Moss
George Y. Ragsdale II
Gregory S. Sellers

Names of all other Directors now in office: N/A

(c)	The following represents the results of the proposals voted on:


PROPOSAL #1  ELECTION OF DIRECTORS

             DOLLARS VOTED     % OF DOLLARS VOTED     % OF TOTAL
                                                   OUTSTANDING DOLLARS

David B. Perkins

For         124,905,152.90         100.00%         100.00%
Withhold              0.00           0.00%           0.00%
Total       124,905,152.90         100.00%         100.00%


H. Alexander Holmes

For         124,905,152.90       100.00%        100.00%
Withhold              0.00         0.00%          0.00%
Total       124,905,152.90       100.00%        100.00%


Steven E. Moss

For         124,905,152.90       100.00%       100.00%
Withhold              0.00         0.00%         0.00%
Total       124,905,152.90       100.00%       100.00%


George Y. Ragsdale II

For         124,905,152.90       100.00%       100.00%
Withhold              0.00         0.00%         0.00%
Total       124,905,152.90       100.00%       100.00%

Gregory S. Sellers

For        124,905,152.90        100.00%       100.00%
Withhold             0.00          0.00%         0.00%
Total      124,905,152.90        100.00%       100.00%


PROPOSAL #2  APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENT
BETWEEN THE HATTERAS MASTER FUND, L.P. AND HATTERAS
INVESTMENT PARTNERS LLC

(Total Number of Dollars Outstanding 124,905,152.90)

               DOLLARS VOTED     % OF DOLLARS VOTED     % OF TOTAL
                                                    OUTSTANDING DOLLARS

For          121,450,047.54            97.23%             97.23%
Against        3,455,105.36             2.77%              2.77%
Abstain                0.00             0.00%              0.00%
Total        124,905,152.90           100.00%            100.000%


(d)    N/A